UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

CombiMatrix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33523	47-0899439
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 Goddard, Suite 150, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

CombiMatrix Corporation (the “Company”) held its 2011 annual meeting of stockholders on June 22, 2011. The following proposals were approved according to the following final voting results:

1.               To elect the seven (7) directors named in the proxy statement to serve until the 2012 annual meeting of stockholders and until their successors have been duly elected and qualified:

Director Candidate	For	Withheld	Broker Non-Votes

John H. Abeles, M.D.	4,071,484	1,963,142	2,053,231
Mark McGowan	6,014,089	20,537	2,053,231
F. Rigdon Currie	3,532,111	2,502,515	2,053,231
Amit Kumar, Ph.D.	3,324,287	2,710,339	2,053,231
R. Judd Jessup	4,153,225	1,881,401	2,053,231
Scott Gottlieb, M.D.	5,783,572	251,054	2,053,231
Martin R. Felsenthal	3,569,791	2,464,835	2,053,231

2.               To ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for 2011:

For	7,856,864
Against	22,522
Abstain	208,471
Broker Non-Votes	0

3.               To reapprove the performance goals under the Company’s 2006 Stock Incentive Plan to preserve the ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended:

For	5,822,663
Against	100,918
Abstain	111,045
Broker Non-Votes	2,053,231

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: June 24, 2011	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer